PRESS RELEASE – FOR IMMEDIATE RELEASE

OMEGA ANNOUNCES FIRST QUARTER 2011 FINANCIAL RESULTS;
ADJUSTED FFO OF $0.44 PER SHARE FOR THE FIRST QUARTER

HUNT VALLEY, MARYLAND – May 4, 2011 – Omega Healthcare Investors, Inc. (NYSE:OHI) (the “Company” or “Omega”) today announced its results of operations for the three-month period ended March 31, 2011.  The Company also reported Funds From Operations (“FFO”) available to common stockholders for the three-month period ended March 31, 2011 of $14.1 million or $0.14 per common share.  The $14.1 million of FFO available to common stockholders for the first quarter of 2011 includes $25.0 million in provision for impairments on real estate assets, a $3.5 million non-cash preferred stock redemption charge, $1.5 million of non-cash stock-based compensation expense, a $0.2 million net loss associated with the run-off of owned and operated assets, $45 thousand of costs associated with 2010 acquisitions and $16 thousand of interest refinancing costs.  FFO is presented in accordance with the guidelines for the calculation and reporting of FFO issued by the National Association of Real Estate Investment Trusts (“NAREIT”).  Adjusted FFO was $0.44 per common share for the three–month period ended March 31, 2011.  FFO and Adjusted FFO are non-GAAP financial measures.  Adjusted FFO is calculated as FFO available to common stockholders less certain non-cash items and certain items of revenue or expense, including, but not limited to: results of operations of owned and operated facilities during the period, expenses associated with acquisitions, provisions for impairment and stock-based compensation expense.  For more information regarding FFO and Adjusted FFO, see the “First Quarter 2011 Results – Funds From Operations” section below.

GAAP NET INCOME

For the three-month period ended March 31, 2011, the Company reported a net loss of $5.9 million and a net loss available to common stockholders of $11.1 million, or a loss of $0.11 per diluted common share on operating revenues of $70.5 million.  This compares to net income of $21.0 million and net income available to common stockholders of $18.7 million, or $0.21 per diluted common share on operating revenues of $58.7 million, for the same period in 2010.

The decreases in both net income and net income available to common stockholders were primarily due to: (i) increased depreciation expense associated with over $630 million of new investments (including capital improvements) made throughout 2010; (ii) impairment charges related to five real estate assets recorded in 2011; (iii) increased interest expense associated with debt instruments issued and assumed in 2010 primarily related to the CapitalSource Inc. (“CapitalSource”) asset acquisitions; (iv) increased general and administrative expenses resulting from new investments and (v) income associated with cash received from a legal settlement in the first quarter of 2010.  In addition to the aforementioned items, net income available to common stockholders was also reduced by a non-cash charge related to the redemption of the Company’s 8.375% Series D Cumulative Redeemable Preferred Stock in 2011.  This impact was partially offset by revenue associated with the new investments completed in 2010.

FIRST QUARTER 2011 HIGHLIGHTS AND OTHER RECENT DEVELOPMENTS

•	In April 2011, the Company increased its quarterly common dividend per share from $0.37 to $0.38.
•	On March 7, 2011, the Company redeemed all of its outstanding shares of 8.375% Series D Redeemable Preferred Stock valued at $108.5 million.

FIRST QUARTER 2011 RESULTS

Operating Revenues and Expenses – Operating revenues for the three–month period ended March 31, 2011 were $70.5 million.  Operating expenses for the three–month period ended March 31, 2011, excluding nursing home expenses for owned and operated assets, totaled $55.5 million and was comprised of $25.2 million of depreciation and amortization expense, $25.0 million of provision for impairments on real estate assets, $3.7 million of general and administrative expense, $1.5 million of stock-based compensation expense and $45 thousand of expense associated with the 2010 CapitalSource asset acquisitions.  A reconciliation of these amounts to revenues and expenses reported in accordance with GAAP is provided at the end of this release.

The $25.0 million provision for impairment recorded during the quarter was associated with five skilled nursing facilities (“SNFs”).  The Company recorded a $24.4 million provision on four Connecticut SNFs currently managed by a receiver appointed by the State of Connecticut (see the “2011 Portfolio and Recent Developments” section below for additional information).  The Company also recorded a $0.6 million provision to reduce the book value of an Oklahoma SNF to its estimated sales price.  This SNF was reclassified to “Assets held for sale–net” on the balance sheet.

Other Income and Expense – Other income and expense for the three-month period ended March 31, 2011 was a net expense of $20.7 million, which was comprised of $20.0 million of interest expense, $0.7 million of amortized deferred financing costs and $16 thousand of interest refinancing expense.

Funds From Operations – For the three-month period ended March 31, 2011, reportable FFO available to common stockholders was $14.1 million, or $0.14 per common share on 100 million weighted-average common shares outstanding, compared to $33.4 million, or $0.38 per common share on 89 million weighted-average common shares outstanding, for the same period in 2010.

The $14.1 million of FFO for the three-month period ended March 31, 2011 includes the impact of approximately $25.0 million of provisions for impairment on real estate assets, $3.5 million of non-cash preferred stock redemption charges, $1.5 million of non-cash stock-based compensation expense, a $0.2 million net loss associated with owned and operated assets, $45 thousand of costs associated with 2010 acquisitions and $16 thousand in interest refinancing expense.

The $33.4 million of FFO for the first quarter of 2010 includes cash proceeds associated with a legal settlement, $0.2 million of costs associated with the December 2009 CapitalSource acquisition, $0.8 million of non-cash stock-based compensation expense and a $0.2 million net loss associated with owned and operated assets.

Adjusted FFO was $44.4 million, or $0.44 per common share, for the three–month period ended March 31, 2011, compared to $33.5 million, or $0.38 per common share, for the same period in 2010.  The Company had 11.1 million additional weighted-average shares for the three months ended March 31, 2011 compared to the same period in 2010.  The increase in weighted-average common shares was primarily a result of: (i) approximately 6.3 million common shares issued under the equity shelf programs; (ii) approximately 1.0 million shares of common stock issued to CapitalSource as part of the June 29, 2010 asset acquisition; and (iii) approximately 3.1 million common shares issued under the Company’s Dividend Reinvestment and Common Stock Purchase Plan.  For further information see “Funds From Operations” below.

FINANCING ACTIVITIES

Series D Preferred Redemption – On March 7, 2011, the Company redeemed all of its 8.375% Series D Cumulative Redeemable Preferred Stock (“Series D Preferred Stock”) at the redemption price of $25.00 per share, plus $0.21519 per share in accrued and unpaid dividends up to and including the redemption date, for an aggregate redemption price of $25.21519 per share.  In connection with the redemption of the Series D Preferred Stock, the Company wrote-off approximately $3.4 million of preferred stock issuance costs (recorded in 2004) that reduced first quarter 2011 net income attributable to common stockholders by approximately $0.03 per common share.

Equity Shelf Program and the Dividend Reinvestment and Direct Stock Purchase Plan – During the three-month period ended March 31, 2011, the Company sold the following shares of its common stock:

Equity Shelf (At-The-Market) Program for 2011
(in thousands, except price per share)

Q1
Total

Number of Shares	1,261
Average Price per Share	$22.78
Net Proceeds	$28,145

Dividend Reinvestment and Direct Stock Purchase Program for 2011
(in thousands, except price per share)
Q1
Total

Number of Shares	795
Average Price per Share	$22.08
Net Proceeds	$17,525

2011 PORTFOLIO AND RECENT DEVELOPMENTS

Formation Capital, Connecticut Facilities – In January 2011, upon the Company’s request, a complaint was filed by the State of Connecticut, Commissioner of Social Services (the “State”), against the licensees/operators of the Company’s four Connecticut SNFs, seeking the appointment of a receiver.  The SNFs were leased and operated by affiliates of Formation and were managed by Genesis.  The Superior Court, Judicial District of Hartford, Connecticut appointed a receiver.

The receiver is responsible for (i) operating the facilities and funding all operational expenses incurred after the appointment of the receiver and (ii) providing the court with recommendations regarding the facilities.  In March, the receiver moved to close all four SNFs and the Company objected.  At the hearing held on April 21, 2011, the Company stated its position that the receiver failed to comply with the statutory requirements prior to recommending the facilities’ closure.  In addition, alternative operators expressed interest in operating several of the facilities.  On April 27, 2011, the Court granted the receiver’s motion and ordered the facilities closed.

The Company intends to file a timely notice of appeal, taking the position that the Court's Order (the “Order”) is final and appealable, and erroneous. The Order is stayed under Connecticut law (thereby prohibiting any actions in furtherance of the Order to close) during the time period in which the Company has to file its appeal (20 days) and then during the pendency of such appeal; however, the receiver and/or the State may seek an order from the Court to lift the stay.

As a result of the Court’s Order, the Company recorded an impairment charge of $24.4 million during the three-month period ended March 31, 2011, in accordance with US Generally Accepted Accounting Principles, to reduce the carrying values of the Connecticut facilities to their fair values.  While this impairment charge reduced first quarter net income, the closure of the facilities does not impact the Company’s adjusted FFO guidance which is confirmed below.

DIVIDENDS

Common Dividends – On April 14, 2011, the Company’s Board of Directors announced a common stock dividend of $0.38 per share, increasing the quarterly common dividend by $0.01 per share over the prior quarter, to be paid May 16, 2011 to common stockholders of record on April 29, 2011.  At the date of this release, the Company had approximately 102 million common shares outstanding.

2011 ADJUSTED FFO GUIDANCE CONFIRMED

The Company confirmed its guidance for 2011 Adjusted FFO available to common stockholders to be between $1.80 and $1.86 per diluted share.

The Company’s Adjusted FFO guidance for 2011 excludes the impact of gains and losses from the sale of assets, additional divestitures, impairment of assets, certain revenue and expense items, capital transactions and restricted stock amortization expense.  A reconciliation of the Adjusted FFO guidance to the Company’s projected GAAP earnings is provided on a schedule attached to this press release.  The Company may, from time to time, update its publicly announced Adjusted FFO guidance, but it is not obligated to do so.

The Company’s Adjusted FFO guidance is based on a number of assumptions, which are subject to change and many of which are outside the control of the Company.  If actual results vary from these assumptions, the Company's expectations may change.  Without limiting the generality of the foregoing, the completion of acquisitions, divestitures, capital and financing transactions, and variations in restricted stock amortization expense may cause actual results to vary materially from our current expectations.  There can be no assurance that the Company will achieve its projected results.

CONFERENCE CALL

The Company will be conducting a conference call on Wednesday, May 4, 2011, at 10 a.m. Eastern to review the Company’s 2011 first quarter results and current developments.  Analysts and investors interested in participating are invited to call (877) 303-7604 from within the United States or (760) 666-3606 from outside the United States, using pass code 63465721.

To listen to the conference call via webcast, log on to www.omegahealthcare.com and click the “earnings call” icon on the Company’s home page.  Webcast replays of the call will be available on the Company’s website for two weeks following the call.

*   *   *   *   *   *

The Company is a real estate investment trust investing in and providing financing to the long-term care industry.  At March 31, 2011, the Company owned or held mortgages on 398 skilled nursing facilities, assisted living facilities and other specialty hospitals with approximately 46,172 licensed beds (44,425 available beds) located in 35 states and operated by 50 third-party healthcare operating companies.  In addition, the Company has two facilities currently held for sale.

FOR FURTHER INFORMATION, CONTACT
Bob Stephenson, CFO at (410) 427-1700
________________________

This announcement includes forward-looking statements, including without limitation the information under the heading “2011 Adjusted FFO Guidance Confirmed.”  Actual results may differ materially from those reflected in such forward-looking statements as a result of a variety of factors, including, among other things: (i) uncertainties relating to the business operations of the operators of the Company’s properties, including those relating to reimbursement by third-party payors, regulatory matters and occupancy levels; (ii) regulatory and other changes in the healthcare sector; (iii) changes in the financial position of the Company’s operators; (iv) the ability of any of the Company’s operators in bankruptcy to reject unexpired lease obligations, modify the terms of the Company’s mortgages and impede the ability of the Company to collect unpaid rent or interest during the pendency of a bankruptcy proceeding and retain security deposits for the debtor's obligations; (v) the availability and cost of capital; (vi) changes in the Company’s credit ratings and the ratings of its debt securities; (vii) competition in the financing of healthcare facilities; (viii) the Company’s ability to maintain its status as a real estate investment trust; (ix) the Company’s ability to manage, re-lease  or sell any owned and operated facilities; (x) the Company’s ability to sell closed or foreclosed assets on a timely basis and on terms that allow the Company to realize the carrying value of these assets; (xi) the effect of economic and market conditions generally, and particularly in the healthcare industry; and (xii) other factors identified in the Company’s filings with the Securities and Exchange Commission. Statements regarding future events and developments and the Company’s future performance, as well as management's expectations, beliefs, plans, estimates or projections relating to the future, are forward-looking statements.  The Company undertakes no obligation to update any forward-looking statements contained in this announcement.

OMEGA HEALTHCARE INVESTORS, INC.
CONSOLIDATED BALANCE SHEETS
Unaudited
(in thousands)

	March 31,	December 31,
	2011	2010
	(Unaudited)
ASSETS
Real estate properties
Land and buildings	$2,346,017	$2,366,856
Less accumulated depreciation	(406,136)	(380,995)
Real estate properties – net	1,939,881	1,985,861
Mortgage notes receivable – net	110,323	108,557
	2,050,204	2,094,418
Other investments – net	28,348	28,735
	2,078,552	2,123,153
Assets held for sale – net	811	670
Total investments	2,079,363	2,123,823

Cash and cash equivalents	3,381	6,921
Restricted cash	20,180	22,399
Accounts receivable – net	95,981	92,819
Other assets	58,698	57,172
Operating assets for owned and operated properties	324	873
Total assets	$2,257,927	$2,304,007

LIABILITIES AND STOCKHOLDERS’ EQUITY
Revolving line of credit	$69,000	$—
Secured borrowings	200,378	201,296
Unsecured borrowings – net	975,573	975,669
Accrued expenses and other liabilities	117,317	121,859
Operating liabilities for owned and operated properties	470	1,117
Total liabilities	1,362,738	1,299,941

Stockholders’ equity:
Preferred stock issued and outstanding – 4,340 shares Series D with an aggregate liquidation preference of $108,488	$—	$108,488
Common stock $.10 par value authorized – 200,000 shares issued and outstanding – 101,371 shares as of March 31, 2011 and 99,233 as of December 31, 2010	10,137	9,923
Common stock – additional paid-in-capital	1,425,186	1,376,131
Cumulative net earnings	574,911	580,824
Cumulative dividends paid	(1,115,045)	(1,071,300)
Total stockholders’ equity	895,189	1,004,066
Total liabilities and stockholders’ equity	$2,257,927	$2,304,007

OMEGA HEALTHCARE INVESTORS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
Unaudited
(in thousands, except per share amounts)
	Three Months Ended
	March 31,
	2011	2010
Revenue
Rental income	$66,337	$47,209
Mortgage interest income	3,498	2,614
Other investment income – net	641	746
Miscellaneous	-	3,729
Nursing home revenues of owned and operated assets	-	4,380
Total operating revenues	70,476	58,678

Expenses
Depreciation and amortization	25,218	14,687
General and administrative	3,747	2,871
Stock-based compensation expense	1,479	839
Acquisition costs	45	220
Impairment loss on real estate properties	24,971	-
Nursing home expenses of owned and operated assets	230	4,572
Total operating expenses	55,690	23,189

Income before other income and expense	14,786	35,489
Other income (expense):
Interest income	11	15
Interest expense	(20,000)	(13,575)
Interest – amortization of deferred financing costs	(694)	(978)
Interest – refinancing costs	(16)	-
Total other expense	(20,699)	(14,538)

Net (loss) income	(5,913)	20,951
Preferred stock dividends	(1,691)	(2,271)
Preferred stock redemption	(3,472)	-
Net (loss) income available to common stockholders	$(11,076)	$18,680

Income per common share available to common shareholders:
Basic:
Net (loss) income	$(0.11)	$0.21
Diluted:
Net (loss) income	$(0.11)	$0.21

Dividends declared and paid per common share	$0.37	$0.32

Weighted-average shares outstanding, basic	100,074	88,840
Weighted-average shares outstanding, diluted	100,086	88,961

Components of other comprehensive income:
Net (loss) income	$(5,913)	$20,951
Unrealized gain on other investments	-	38
Total comprehensive (loss) income	$(5,913)	$20,989

OMEGA HEALTHCARE INVESTORS, INC.
FUNDS FROM OPERATIONS
Unaudited
(in thousands, except per share amounts)

	Three Months Ended
	March 31,
	2011	2010

Net (loss) income available to common stockholders	$(11,076)	$18,680
Elimination of non-cash items included in net income:
Depreciation and amortization	25,218	14,687
Funds from operations available to common stockholders	$14,142	$33,367

Weighted-average common shares outstanding, basic	100,074	88,840
Restricted stock PRUs	—	109
Assumed exercise of stock options	—	10
Deferred stock	12	2
Weighted-average common shares outstanding, diluted	100,086	88,961

Funds from operations per share available to common stockholders	$0.14	$0.38

Adjusted funds from operations:
Funds from operations available to common stockholders	$14,142	$33,367
Deduct litigation settlements	—	(1,111)
Deduct nursing home revenues	—	(4,380)
Add back non-cash preferred stock redemption charges	3,472	—
Add back non-cash provision for impairments on real estate properties	24,971	—
Add back nursing home expenses	230	4,572
Add back interest refinancing expense	16	—
Add back acquisition costs	45	220
Add back non-cash stock-based compensation expense	1,479	839
Adjusted funds from operations available to common stockholders	$44,355	$33,507

This press release includes Funds From Operations, or FFO, which is a non-GAAP financial measure.  For purposes of the Securities and Exchange Commission’s Regulation G, a non-GAAP financial measure is a numerical measure of a company’s historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable financial measure calculated and presented in accordance with GAAP in the statement of operations, balance sheet or statement of cash flows (or equivalent statements) of the company, or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable financial measure so calculated and presented.  As used in this press release, GAAP refers to generally accepted accounting principles in the United States of America.  Pursuant to the requirements of Regulation G, the Company has provided reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

The Company calculates and reports FFO in accordance with the definition and interpretive guidelines issued by the National Association of Real Estate Investment Trusts ("NAREIT"), and consequently, FFO is defined as net income available to common stockholders, adjusted for the effects of asset dispositions and certain non-cash items, primarily depreciation and amortization.  The Company believes that FFO is an important supplemental measure of its operating performance.  Because the historical cost accounting convention used for real estate assets requires depreciation (except on land), such accounting presentation implies that the value of real estate assets diminishes predictably over time, while real estate values instead have historically risen or fallen with market conditions.  The term FFO was designed by the real estate industry to address this issue.  FFO described herein is not necessarily comparable to FFO of other real estate investment trusts, or REITs, that do not use the same definition or implementation guidelines or interpret the standards differently from the Company.

The Company uses FFO as one of several criteria to measure the operating performance of its business.  The Company further believes that by excluding the effect of depreciation, amortization and gains or losses from sales of real estate, all of which are based on historical costs and which may be of limited relevance in evaluating current performance, FFO can facilitate comparisons of operating performance between periods and between other REITs.  The Company offers this measure to assist the users of its financial statements in analyzing its performance; however, this is not a measure of financial performance under GAAP and should not be considered a measure of liquidity, an alternative to net income or an indicator of any other performance measure determined in accordance with GAAP.  Investors and potential investors in the Company’s securities should not rely on this measure as a substitute for any GAAP measure, including net income.

Adjusted FFO is calculated as FFO available to common stockholders less non-cash stock-based compensation and certain revenue and expense items identified above.  The Company believes that Adjusted FFO provides an enhanced measure of the operating performance of the Company’s core portfolio as a REIT.  The Company’s computation of Adjusted FFO is not comparable to the NAREIT definition of FFO or to similar measures reported by other REITs, but the Company believes it is an appropriate measure for this Company.

The Company currently expects its 2011 Adjusted FFO available to common stockholders to be between $1.80 and $1.86 per diluted share.  The following table presents a reconciliation of our guidance regarding 2011 FFO and Adjusted FFO to net income available to common stockholders:

	2011 Projected AFFO
Per diluted share:
Net income available to common stockholders	$0.47	−	$0.49
Adjustments:
Depreciation and amortization	0.99	−	1.03
Funds from operations available to common stockholders	$1.46	−	$1.52

Adjustments:
Preferred stock redemption charge	0.03	−	0.03
Provision for impairments on real estate properties	0.25		0.25
Stock-based compensation expense	0.06	−	0.06
Adjusted funds from operations available to common stockholders	$1.80	−	$1.86

The table below reconciles reported revenues and expenses to revenues and expenses excluding nursing home revenues and expenses of owned and operated assets:

	Three Months Ended
	March 31,
	2011	2010
	(in thousands)

Total operating revenues	$70,476	$58,678
Nursing home revenues of owned and operated assets	—	4,380
Revenues excluding nursing home revenues of owned and operated assets	$70,476	$54,298

Total operating expenses	$55,690	$23,189
Nursing home expenses of owned and operated assets	230	4,572
Expenses excluding nursing home expenses of owned and operated assets	$55,460	$18,617

This press release includes references to revenues and expenses excluding nursing home owned and operated assets, which are non-GAAP financial measures.  The Company believes that the presentation of the Company’s revenues and expenses, excluding nursing home owned and operated assets, provides a useful measure of the operating performance of the Company’s core portfolio as a real estate investment trust in view of the disposition of all but two of the Company’s owned and operated assets and short term holding of owned and operated assets.  Effective June 1, 2010, the Company no longer operates any facilities; therefore the revenues and expenses of these two entities are not included in our consolidated statements of operations after that effective date.

The following tables present selected portfolio information, including operator and geographic concentrations, and revenue maturities for the period ended March 31, 2011:

Portfolio Composition ($000's)
	As of March 31, 2011
Balance Sheet Data	# of Properties	# of Operating Beds	Investment	% Investment
Real Property(1)	385	42,870	$2,365,217	96%
Loans Receivable(2)	13	1,555	110,323	4%
Total Investments	398	44,425	$2,475,540	100%

Investment Data	# of Properties	# of Operating Beds	Investment	% Investment	Investment per Bed
Skilled Nursing Facilities (1) (2)	383	43,622	$2,408,527	98%	$55
Assisted Living Facilities	10	510	33,540	1%	66
Specialty Hospitals and Other	5	293	33,473	1%	114
	398	44,425	$2,475,540	100%	$56

Note: table above excludes two facilities classified as held-for-sale. (1) Includes $19.2 million for lease inducement. (2) Includes $0.8 million of unamortized principal.

Revenue Composition ($000's)

Revenue by Investment Type	Three Months Ended
	March 31, 2011
Rental Property	$66,337	94%
Mortgage Notes	3,498	5%
Other Investment Income	641	1%
	$70,476	100%

Revenue by Facility Type	Three Months Ended
	March 31, 2011
Skilled Nursing Facilities	$68,208	96%
Assisted Living Facilities	532	1%
Specialty Hospitals	1,095	2%
Other	641	1%
	$70,476	100%

Operator Concentration ($000's)
	As of March 31, 2011
Concentration by Investment	# of Properties	Investment	% Investment
CommuniCare Health Services	36	$322,480	13%
Airamid	38	263,560	11%
Sun Healthcare Group, Inc.	40	227,739	9%
Signature Holdings, LLC	32	223,192	9%
Gulf Coast.	17	146,636	6%
Guardian LTC Management (1)	23	145,171	6%
Advocat Inc.	36	144,595	6%
LaVie	17	117,654	5%
Formation Capital	12	109,911	4%
Nexion	20	86,708	3%
Remaining 40 Operators (2)	127	687,894	28%
	398	$2,475,540	100%

Note: table above excludes two facilities classified as held-for-sale. (1) Investment amount includes a $19.2 million lease inducement. (2) Includes $0.8 million of unamortized principal.

Concentration by State	# of Properties	Investment	% Investment
Florida (1)	86	$597,287	24%
Ohio	50	356,566	14%
Pennsylvania	25	174,051	7%
Texas	31	161,451	7%
Tennessee	16	114,537	5%
Maryland	10	98,557	4%
West Virginia (2)	10	79,182	3%
Colorado	11	71,329	3%
Indiana	18	69,670	3%
Kentucky	15	63,609	3%
North Carolina	11	59,602	2%
Alabama	11	58,487	2%
Massachusetts	8	57,010	2%
Louisiana	14	55,343	2%
Mississippi	6	52,417	2%
Arkansas	12	47,313	2%
Remaining 19 States	64	359,129	15%
	398	$2,475,540	100%
Note: table above excludes two facilities classified as held-for-sale. (1) Includes $0.8 million of unamortized principal. (2) Investment amount includes a $19.2 million lease inducement.

Revenue Maturities ($000's)
	As of March 31, 2011
Operating Lease Expirations & Loan Maturities	Year	Current Lease Revenue (1)	Current Interest Revenue (1)	Lease and Interest Revenue	%
	2011	4,952	-	4,952	2%
	2012	3,992	-	3,992	2%
	2013	33,318	-	33,318	13%
	2014	2,005	691	2,696	1%
	2015	2,051	-	2,051	1%

(1) Based on 2011 contractual rents and interest (assumes no annual escalators).

Selected Facility Data	Twelve Months ended December 31, 2010
Coverage Data
		% Revenue Mix			Before	After
	Census (1)	Medicaid	Medicare/ Insurance	Private/ Other	Mgmt. Fees	Mgmt. Fees
Total Portfolio	84.1%	52.5%	38.4%	9.1%	2.1 x	1.7 x

(1)	Based on available beds.

The following table presents a debt maturity schedule as of March 31, 2011:

Debt Maturities(000’s)		Secured Debt
	Year	Line of Credit (1)	HUD Mortgages (2)	Senior Notes	Sub Notes (3)	Total
	2011	$-	$-	$-	$-	$-
	2012	-	-	-	-	-
	2013	-	-	-	-	-
	2014	320,000	-	-	-	320,000
	2015	-	-	-	-	-
	Thereafter	-	180,287	950,000	20,000	1,150,287
		$320,000	$180,287	$950,000	$20,000	$1,470,287

(1) Reflected at 100% borrowing capacity. (2) Excludes $20.1 million of fair market valuations. (3) Excludes $1.4 million of fair market valuations.

The following table presents investment activity for the three-month period ended March 31, 2011:

Investment Activity ($000's)
	Three Months Ended
	March 31, 2011
	$ Amount	%
Funding by Investment Type:
Real Property	$-	-%
Mortgages	-	-%
Other	4,325	100%
Total	$4,325	100%